April 19, 2000

St. Mary Land & Exploration Company
1776 Lincoln Street, Suite 1100
Denver, Colorado  80203

                 Re: St. Mary Land & Exploration Company Stock Option Plan and St. Mary Land & Exploration Company Incentive Stock Option Plan (the "Plans")

Gentlemen:

                  We have acted as counsel to St. Mary Land & Exploration Company, a Delaware corporation ("St. Mary"), in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") to register under the Securities Act of 1933, as amended, an additional 950,000 shares of St. Mary common stock (the "Shares") issuable from time to time upon the exercise of options ("Options") granted under the Plans.

                  In that connection, we have examined originals and copies, certified or otherwise identified to our satisfaction, of the Plans and such other documents, corporate records and instruments as we have deemed necessary for the purposes of the opinion expressed below. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.

                  Based upon the foregoing, we are of the opinion that the Shares, when issued upon exercise of the Options granted under the Plans and upon payment of the option exercise price in accordance with the terms of the Plans, will be legally issued, fully paid and nonassessable.

                  We express no opinion concerning the laws of any jurisdiction other than the laws of the United States and the laws of the State of Delaware. We do not undertake to advise you of any changes in the opinion expressed herein resulting from changes in law, changes in facts or any other matters that might occur or be brought to our attention after the date hereof.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,

                                      /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                                      ------------------------------------------
                                      Ballard Spahr Andrews & Ingersoll, LLP